As filed with the Securities and Exchange Commission on August 14, 2018

Registration No. 333-225239

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

Amendment #2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Thenablers, Inc.

(Exact name of registrant as specified in its charter)

Nevada	7389	82-3296328
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

30 Wall Street (8th floor)
New York, NY 10005
Telephone No.: (646) 491-6601

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Copies to:

William R. Eilers, Esq.

Eilers Law Group, P.A.

1000 5th Street, Suite P2-200

Miami Beach, FL 33139

Telephone No.: (786) 273-9152

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock, par value $0.0001	656,700 Shares	$0.40	$262,680.00	$32.70

(1)	Estimated solely for the purpose of calculating the registration fee under Rule 457(a) and (o) of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated [MONTH] ___, [YEAR]

PRELIMINARY PROSPECTUS

Thenablers, Inc.

30 Wall Street (8th floor)

New York, New York 10005

(646) 491-6601

656,700 SHARES OF COMMON STOCK

This prospectus relates to the offering and resale of Common Stock of Thenablers, Inc. (the “Company”) held by those shareholders named herein holding 656,700 shares of common stock of the Company, par value $0.0001, all which were initially issued and sold in a private placement offering that was concluded on April 18, 2018.

We currently lack a public market for our common stock. Selling shareholders will sell at a price of $0.40 per share until our shares are quoted on the OTCQB and thereafter at prevailing market prices or privately negotiated prices.

The selling security holders may sell the shares of Common Stock to be registered hereby from time to time on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market, in one or more transactions otherwise than on these exchanges or systems or in the over-the-counter market, such as privately negotiated transactions, or using a combination of these methods, and at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. See the disclosure under the heading “Plan of Distribution” in this prospectus for more information.

We plan to utilize funds available via revenues, related party loans and additional fund-raising events to pay the expenses associated with this offering and our reporting and operations expenses for the next approximately 12 months, provided that the amount available under such line of credit will not be sufficient for us to continue our business plan.  However, if the amount available from revenue and/or if we are unable to raise adequate working capital for our planned operations during the remainder of fiscal 2018, we will be restricted in the implementation of our business plan, the production of our planned products may be delayed, and we may be forced to abandon our current business plan. If this were to happen, the value of our securities would diminish, and we may be forced to change our business plan for the remainder of fiscal 2018, which would result in the value of our securities declining in value and/or becoming worthless.

A current Prospectus must be in effect at the time of the sale of the shares of common stock discussed above. The selling stockholders will be responsible for any commissions or discounts due to brokers or dealers. We will pay all of the other offering expenses.

There currently is no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our Common Stock is not traded on any exchange or on the over-the-counter market. There can be no assurance that our Common Stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ THIS ENTIRE PROSPECTUS, INCLUDING THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 4 HEREOF BEFORE BUYING ANY SHARES OF THENABLERS, INC.’S COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is [MONTH] ____, [YEAR]

You should rely only on the information contained or incorporated by reference to this prospectus in deciding whether to purchase our Common Stock. We have not authorized anyone to provide you with information different from that contained in this prospectus. Under no circumstances should the delivery to you of this prospectus or any sale made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus. To the extent that any facts or events arising after the date of this prospectus, individually or in the aggregate, represent a fundamental change in the information presented in this prospectus, this prospectus will be updated to the extent required by law.

PROSPECTUS SUMMARY

The following summary highlights material information contained in this prospectus. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the risk factors section, the financial statements and the notes to the financial statements. You should also review the other available information referred to in the section entitled “Where You Can Find More Information” in this prospectus and any amendment or supplement hereto.

Company Overview

Thenablers, Inc. (“Thenablers, Inc.” or the “Company”) was incorporated in the State of Nevada on November 3, 2017. The Company is an International Business Development Organization focused in the Design and Execution of New Market Strategies for its clients with the purpose of growing their brand and customer base.

Although the Company has no market for its common stock, management believes that the Company will meet all requirements to be quoted on the OTC market, and even though the Company’s common stock will likely be a penny stock, becoming a reporting company will provide us with enhanced visibility and give us a greater possibility to provide liquidity to our shareholders.

We are currently a development stage company and to date we have recorded no revenue. Accordingly, our independent registered public accountants have issued a comment regarding our ability to continue as a going concern (please refer to the footnotes to the financial statements). Until such time that we are able to establish a consistent flow of revenues from our operations which is sufficient to sustain our operating needs, management intends to rely primarily upon debt financing to supplement cash flows, if any, generated by our services. We will seek out such financing as necessary to allow the Company to continue to grow our business operations, and to cover such cost, excluding professional fees, associated with being a reporting Company with the Securities and Exchange Commission ("SEC"); we estimate such costs to be approximately $90,000.00 for 12 months following this Offering. The Company has included such costs to become a publicly reporting company in its targeted expenses for working capital expenses and intends to seek out reasonable loans from friends, family and business acquaintances if it becomes necessary. At this point we have been funded by our founders and initial shareholders, and have not received any firm commitments or indications from any family, friends or business acquaintances regarding any potential investment in the Company except those shareholders listed herein.

Upon obtaining effectiveness, we will conduct the Offering contemplated hereby, and anticipate raising sufficient capital from this offering to market and grow our Company. Assuming we generate nominal revenues, we may still require additional financing to fund our operations past the twelve-month period following the completion of this Offering. While our ability to generate revenue is not correlated directly to the number of shares sold by us under this Offering, our potential to generate revenue can be affected by our marketing and advertising strategies and the amount of personnel the Company employs. These factors are directly related to the amount of proceeds we receive from this Offering, which corresponds to the number of shares we are successful in selling under this offering (see “Use of Proceeds” chart). We believe we can begin generating revenues within the first three months following the successful completion of this Offering. As we are a start-up company, it is unclear how much revenue our operations will generate; however, it is our hopes that our revenues will exceed our costs. Our revenues will be impacted by how successful and well targeted was the execution of our marketing campaign, the general condition of the economy, and the number of clients we will attract. For a further discussion of our initial operations, plan of operations, growth strategy and marketing strategy see the below section entitled “Description of Business”.

Neither the Company nor any Director or Officer nor any other affiliated or unaffiliated entity has any plans to use the Company as a vehicle for a private company to become a reporting company once Thenablers, Inc. becomes a reporting Company. Additionally, we do not believe the Company is a blank check company as defined in Section a (2) of Rule 419 under the Securities Act of 1933, as amended because the Company has a specific business plan and has no plans or intentions to engage in a merger or acquisition with an unidentified entity.

SUMMARY FINANCIAL INFORMATION

The following tables summarize our financial data for the periods presented and should be read together with the sections of this prospectus entitled “Risk Factors,” “Selected Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as our financial statements and related notes appearing elsewhere in this prospectus. We derived the summary financial information for the period ended March 30, 2018 from our audited financial statements and related notes appearing elsewhere in this prospectus. Our historical results are not necessarily indicative of the results we expect in the future.

As shown in the financial statements accompanying this prospectus, Thenablers, Inc. has had no minimal revenues to date and has incurred only losses since its inception. The Company has operations related to the development of the business and building our customer base and network of providers but has been issued a “going concern” opinion from our accountants, based upon the Company’s reliance upon the sale of our common stock as the sole source of funds for our future operations.

SUMMARY OF THIS OFFERING

The Issuer	Thenablers, Inc. is a Nevada Corporation

Securities being offered	Up to 656,700 shares of Common Stock. Our Common Stock is described in further detail in the section of this prospectus titled “DESCRIPTION OF SECURITIES – Common Stock.”

Offering Type	The Offering is being made on behalf of those 41 “Selling Shareholders” identified herein.

Per Share Price	$0.40

No Public Market

There is no public market for our Common Stock. We cannot give any assurance that the shares being offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed. The absence of a public market for our stock will make it difficult to sell your shares.

We intend to apply to the OTCQB, through a market maker that is a licensed broker dealer, to allow the trading of our Common Stock upon our becoming a reporting entity under the Securities Exchange Act of 1934.

Duration of Offering	The shares are offered for a period not to exceed 180 days, unless extended by our Board of Directors for an additional 90 days.

Number of Shares Outstanding Before the Offering	There are 20,656,700 shares of Common Stock issued and outstanding as of the date of this prospectus, held by 41 shareholders, 20,000,000 of which are held by our founders.

Registration Costs	We estimate our total costs relating to the registration herein shall be approximately $43,000.00.

Net Proceeds to the Company	The Company will receive no proceeds of the sale of the Shares.

Risk Factors	An investment in our Common Stock involves a high degree of risk. You should carefully consider the risk factors set forth under the “Risk Factors” section herein and the other information contained in this prospectus before making an investment decision regarding our Common Stock.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our Common Stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Currently, shares of our Common Stock are not publicly traded. In the event that shares of our Common Stock become publicly traded, the trading price of our Common Stock could decline due to any of these risks, and you may lose all or part of your investment. In the event our Common Stock fails to become publicly traded you may lose all or part of your investment.

RISKS RELATED TO THE COMPANY

Our independent auditors have issued an audit opinion for Thenablers, Inc. that includes a statement describing our going concern status. Our financial status creates doubt whether we will continue as a going concern.

As described in Note 3 of our accompanying financial statements, our auditors have issued a going concern opinion regarding the Company. This means there is substantial doubt we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty regarding our ability to continue in business. As such, we may have to cease operations and investors could lose part or all of their investment in the Company.

We lack an operating history and have losses that we expect to continue into the future. There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations.

We were incorporated on November 3, 2017 and have realized no revenues. Although we have been operating to build the business of the company, we do not have sufficient history upon which an evaluation of our future success or failure can be made. Our net loss since inception to March 31, 2018, was $42,369, of which approximately $22,500 is for professional fees in connection with this Offering. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

•	The completion of this Offering;
•	Our ability to attract customers;
•	The ability of our network to grow.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating sufficient revenues. We cannot guarantee that we will be successful in generating sufficient revenues in the future. In the event the Company is unable to generate sufficient revenues, it may be required to seek additional funding. Such funding may not be available, or may not be available on terms that are beneficial and/or acceptable to the Company. In the event the Company cannot generate sufficient revenues and/or secure additional financing, the Company may be forced to cease operations and investors will likely lose some or all of their investment in the Company.

We do not have any additional source of funding for our business plans and may be unable to find any such funding if and when needed, resulting in the failure of our business.

Other than the shares offered by this Prospectus, no other source of capital has been identified or sought. However, our directors have indicated a willingness to loan funds as needed during the start-up phase of our operations to cover any short-fall in funds required to pay for offering costs, filing fees, and correspondence with our shareholders. However, our directors have not guaranteed any loans to cover a shortfall in funds should this offering fail.  As a result, we do not have an alternate source of funds should we fail to complete this Offering. If we do find an alternative source of capital, the terms and conditions of acquiring such capital may result in dilution and the resultant lessening of value of the shares of stockholders.

If we are not successful in raising sufficient capital through this Offering, we will be faced with several options:

1.	abandon our business plans, cease operations and go out of business;

2.	continue to seek alternative and acceptable sources of capital; or

3.	bring in additional capital that may result in a change of control.

In the event any of the above circumstances occur, you could lose a substantial part or all of your investment.  In addition, there can be no guarantee that the total proceeds raised in this Offering will be sufficient, as we have projected, to fund our business plans or that we will be profitable.  As a result, you could lose any investment you make in our shares.

We possess minimal capital, which may severely restrict our ability to develop our services.  If we are unable to raise additional capital, our business will fail.

We possess minimal capital and must limit the amount of marketing we can perform with respect to our services. We feel we require a minimum of $250,000 to provide sufficient capital to fully development our business plan for the next 12 months. Although we believe that we will be able to generate sufficient cash flow to cover our costs, our limited marketing activities may not attract enough paying customers to generate sufficient revenue to operate profitably, expand our services, implement our business plan or continue operating our business. Our limited marketing capabilities may have a negative effect on our business and may cause us to limit or cease our business operations, which could result in investors losing some or all of their investment in the Company.

Because our Officers and Directors have other outside business activities and will have limited time to spend on our business, our operations may be sporadic, which may result in periodic interruptions or suspensions of operations.

Because our officers and directors have other outside business activities and will only be devoting between 50% of their time, or 20 hours per week each to our operations, our operations may be sporadic and occur at times which are convenient to each respective officer and Director. In the event they are unable to fulfil any aspect of his duties to the Company, we may experience a shortfall or complete lack of sales resulting in little or no profits and eventual closure of the business.

Our business model requires the use of outside personnel, who may not be available when needed.

The Company seeks to grow its business in international business development while maintaining a low cost of operations. The Company will not retain any employees, and instead hire a group of independent contractors on an as needed basis. If we are unable to hire the required talent, it may have a negative effect on our ability to implement our business plan. In such an event, we may be required to change our business plan or curtail or delay implementation of some, or all, of our business plan.

Our controlling stockholders have significant influence over the Company.

As of April 20, 2018, our founders hold approximately 97% of the outstanding common stock.  The founders have entered into a Shareholders’ Agreement to ensure major decisions are controlled by the founders. As a result, the founders possess significant influence over our affairs. Their stock ownership and positions as management may have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, which in turn could materially and adversely affect the market price of our common stock.

Minority shareholders of Thenablers, Inc. will be unable to affect the outcome of stockholder voting as long as the founders retain a controlling interest.

Having only four directors limits our ability to establish effective independent corporate governance procedures and increases the control of our president over operations and business decisions.

We have only four directors, 2 of which are also officers of the Company. Accordingly, we cannot establish board committees comprised of independent members to oversee functions like compensation or audits.

Until we have a larger board of directors that would include some independent members, if ever, there will be limited oversight of our principal executive officer's decisions and activities, and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

We Have Yet To Earn Revenue And Our Ability To Sustain Our Operations Is Dependent On Our Ability To Raise Financing.

We have accrued net losses of $42,369 for the period from our inception on November 3, 2017 to March 31, 2018, and have no revenues as of this date. Our future is dependent upon our ability to obtain financing and upon future profitable operations in development of our business. Further, the finances required to fully develop our plan cannot be predicted with any certainty and may exceed any estimates we set forth. If we fail to raise sufficient capital when needed, we will not be able to complete our business plan. As a result, we may have to liquidate our business and you may lose your investment. You should consider our independent registered public accountant's comments when determining if an investment in Thenablers, Inc. is suitable.

We require minimum funding of approximately $250,000 to conduct our proposed operations for a period of one year. If we are not able to raise this amount, or if we experience a shortage of funds prior to funding we may utilize funds from our officers and directors who have informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses. However, they have no formal commitment, arrangement, or legal obligation to advance or loan funds to the Company. After one year we may need additional financing.

RISKS RELATED TO THIS OFFERING

If we do not file a Registration Statement on Form 8-A to become a mandatory reporting company under Section 12(g) of the Securities Exchange Act of 1934 ("Exchange Act"), we will continue as a reporting company and will not be subject to the proxy statement requirements, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity, all of which could reduce the value of your investment and the amount of publicly available information about us.

As a result of this offering as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission for twelve months from the date of effectiveness including a Form 10-K for the year ended 2018, assuming this registration statement is declared effective before that date. We are not required under Section 12(g) or otherwise to become a mandatory Exchange Act filer unless we have more than 2,000 shareholders (of which 500 may be unaccredited) and total assets of more than $10 million after 12 months. If we do not file a registration statement on Form 8-A at or prior to the expiration of the 12 months, we will continue as a reporting company and will not be subject to the proxy statement requirements of the Exchange Act, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity.

The shares being offered are defined as "penny stock", the rules imposed on the sale of the shares may affect your ability to resell any shares you may purchase, if at all.

The shares being offered are defined as a "penny stock" under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse, or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may affect the ability of broker-dealers to make a market in or trade our common stock and may also affect your ability to resell any shares you may purchase in this Offering in the public markets.

Market for penny stock has suffered in recent years from patterns of fraud and abuse

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse.  Such patterns include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
•	Boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;
•	Excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and,
•	The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

The shares offered by the Company through this Offering will be sold without an underwriter, and we may be unable to sell any shares.

This Offering is being conducted on a "best-efforts" basis, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officer and director, who will receive no commissions. He will offer the shares to friends, relatives, acquaintances and business associates; however, there is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares and receiving all of the proceeds from this Offering, we may have to seek alternative financing to implement our business plans.

Since there is no minimum for our Offering, if only a few persons purchase shares they will lose their money immediately without us being even able to develop a market for our shares.

Since there is no minimum with respect to the number of shares to be sold directly by the Company in its offering, if only a few shares are sold, we will be unable to even attempt to create a public market of any kind for our shares. In such an event, it is highly likely that the entire investment of the early and only share purchasers would be lost immediately.

If our registration statement is declared effective, we will be subject to reporting requirements and we currently do not have sufficient capital to maintain this reporting status with the SEC.

If our registration statement is declared effective, we will have a reporting obligation to the SEC. As of the date of this Prospectus, the funds currently available to us will not be sufficient to meet our reporting obligations. If we fail to meet our reporting obligations, we will lose our reporting status with the SEC. Our management believes that if we cannot maintain our reporting status with the SEC, we will have to cease all efforts directed towards developing our company. In that event, any investment in the company could be lost in its entirety.

You may not revoke your subscription agreement once it is accepted by the Company or receive a refund of any funds advanced in connection with your accepted subscription agreement and as a result, you may lose all or part of your investment in our common stock.

Once your subscription agreement is accepted by the Company, you may not revoke the agreement or request a refund of any monies paid in connection with the subscription agreement, even if you subsequently learn information about the Company that you consider to be materially unfavorable. The Company reserves the right to begin using the proceeds from this Offering as soon as the funds have been received, and will retain broad discretion in the allocation of the net proceeds of this Offering. The precise amounts and timing of the Company's use of the net proceeds will depend upon market conditions and the availability of other funds, among other factors. There can be no assurance that the Company will receive sufficient funds to execute the Company's business strategy and accomplish the Company's objectives. Accordingly, the Company's business may fail and we will have to cease our operations. Additionally, you may be unable to sell your shares of our common stock at a price equal to or greater than the subscription price you paid for such shares, and you may lose all or part of your investment in our common stock.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this Offering.

There currently is no public trading market for our common stock. Therefore there is no central place, such as a stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale. We plan to contact a market maker to file an application on our behalf to have our common stock listed for quotation on the OTCPink or OTCQB immediately following the effectiveness of this Registration Statement. The OTCPink and OTCQB are regulated quotation services that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. OTC Markets is not an issuer listing service, market or exchange. Although the OTCPink and OTCQB do not have any listing requirements per se, to be eligible for quotation on either the OTCPink or OTCQB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCPink or OTCQB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved, and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Thenablers, Inc. or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities.

The lack of a public trading market for our shares may have a negative effect on your ability to sell your shares in the future and it also may have a negative effect on the price, if any, for which you may be able to sell your shares. As a result, an investment in the Shares may be illiquid in nature, and investors could lose some or all of their investment in the Company.

Our status as an "emerging growth company" under the JOBS Act Of 2012 may make it more difficult to raise capital when we need to do it.

Because of the exemptions from various reporting requirements provided to us as an "emerging growth company," and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

We will not be required to comply with certain provisions of the Sarbanes-Oxley Act for as long as we remain an "emerging growth company."

We are not currently required to comply with the SEC rules that implement Sections 302 and 404 of the Sarbanes-Oxley Act, and are therefore not required to make a formal assessment of the effectiveness of our internal controls over financial reporting for that purpose. Upon becoming a public company, we will be required to comply with certain of these rules, which will require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting. Though we will be required to disclose changes made in our internal control procedures on a quarterly basis, we will not be required to make our first annual assessment of our internal control over financial reporting pursuant to Section 404 until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an "emerging growth company" as defined in the JOBS Act.

Our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal control over financial reporting until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an "emerging growth company." At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

Reduced disclosure requirements applicable to emerging growth companies may make our common stock less attractive to investors.

As an "emerging growth company", we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies" including not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

We will incur ongoing costs and expenses for SEC reporting and compliance, without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

Our business plan allows for the estimated $43,000.00 cost of this Registration Statement to be paid from our cash on hand. Going forward, the Company will have ongoing SEC compliance and reporting obligations, estimated as approximately $90,000 annually. Such ongoing obligations will require the Company to expend additional amounts on compliance, legal and auditing costs. In order for us to remain in compliance, we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance, it may be difficult for you to resell any shares you may purchase, if at all.

Our Founders currently own 97% of the issued and outstanding common stock.

Presently, the Company's founders own 20,000,000 (97%) shares of the outstanding common stock of the Company. Because of such ownership, investors in this Offering will have limited control over matters requiring approval by Thenablers, Inc.’s shareholders, including the election of directors. Because there is no minimum amount required to be raised under this Offering, there is no guarantee that our current Shareholders, officers, and directors will own less than a majority of the issued and outstanding shares after the completion or termination of this Offering. Even if our current officers and directors do own less than a majority of our issued and outstanding shares of common stock following this Offering, they may still remain the single largest beneficial owners of our issued and outstanding shares of common stock. In addition, certain provisions of Nevada State law could have the effect of making it more difficult or more expensive for a third party to acquire, or from discouraging a third party from attempting to acquire, control of the Company. For example, Nevada law provides that approval of a majority of the stockholders is required to remove a director, which may make it more difficult for a third party to gain control of the Company. This concentration of ownership limits the power to exercise control by the minority shareholders.

Our directors and officers will control and make corporate decisions that may differ from those that might be made by the other shareholders.

Due to the controlling amount of their share ownership in our Company, our directors will have a significant influence in determining the outcome of all corporate transactions, including the power to prevent or cause a change in control. His interests may differ from the interests of other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

Our future results may vary significantly in the future which may adversely affect the price of our common stock.

It is possible that our quarterly revenues and operating results may vary significantly in the future and period-to-period comparisons of our revenues and operating results are not necessarily meaningful indicators of the future. You should not rely on the results of one quarter as an indication of our future performance. It is also possible that in some future quarters, our revenues and operating results will fall below our expectations or the expectations of market analysts and investors. If we do not meet these expectations, the price of our common stock may decline significantly.

We Are Unlikely to Pay Dividends

To date, we have not paid, nor do we intend to pay in the foreseeable future dividends on our common stock, even if we become profitable. Earnings, if any, are expected to be used to advance our activities and for general corporate purposes, rather than to make distributions to stockholders. Prospective investors will likely need to rely on an increase in the price of Company stock to profit from an investment. There are no guarantees that any market for our common stock will ever develop or that the price of our stock will ever increase. If prospective investors purchase Shares pursuant to this Offering, they must be prepared to be unable to liquidate their investment and/or lose their entire investment.

Since we are not in a financial position to pay dividends on our common stock, and future dividends are not presently being contemplated, investors are advised that return on investment in our common stock is restricted to an appreciation in the share price. The potential or likelihood of an increase in share price is questionable at best.

Our shares may not become eligible to be traded electronically, which would result in brokerage firms being unwilling to trade them.

If we become able to have our shares of common stock listed on OTCPink or OTCQB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the Depository Trust Company ("DTC") to permit our shares to trade electronically. If an issuer is not "DTC-eligible," then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today, means that shares of a company will not likely be traded.

United States state securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this Prospectus.

There is no public market for our securities, and there can be no assurance that any public market will develop in the foreseeable future. Secondary trading in securities sold in this Offering will not be possible in any state in the U.S. unless and until the common shares are qualified for sale under the applicable securities laws of the state, or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our securities for secondary trading or identifying an available exemption for secondary trading in our securities in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the securities in any particular state, the securities could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our securities, the market for our securities could be adversely affected.

If we have less than 300 record shareholders at the beginning of any fiscal year, other than the fiscal year within which this registration statement becomes effective, our reporting obligations under section 15(d) of the Exchange Act will be suspended.

There is a significant risk that we will have less than 300 record shareholders at our next fiscal year end and at the conclusion of this Offering. If we have less than 300 record shareholders and have not filed a registration pursuant to 8A of the Exchange Act, our reporting obligations under Section 15(d) of the Exchange Act will be suspended, and we would no longer be obligated to provide periodic reports following the Form 10-K for the fiscal year end immediately following this Offering. Furthermore, if, at the beginning of any fiscal year, we have fewer than 300 record shareholders for the class of securities being registered under this registration statement, our reporting obligations under Section 15(d) of the Exchange Act will be automatically suspended for that fiscal year. If we were to cease reporting, you will not have access to updated information regarding the Company's business, financial condition and results of operation.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the selling shareholders’ shares of common stock registered herein.

DETERMINATION OF OFFERING PRICE

As a result of there being no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by the Company and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

DILUTION

There will be no dilution as a result of this offering.

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

This Prospectus relates to the resale of 656,700 shares of common stock by the selling stockholders. The table below sets forth information with respect to the resale of shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of common stock by the selling stockholders for shares currently outstanding. Except as described in footnotes below, none of the selling stockholders have had a material relationship with us since our inception.

Selling Shareholders

Name	Common Stock Beneficially Owned Before Resale	Amount Offered (Assuming all shares immediately sold)	Common Stock Beneficially Owned After Resale
Alexandros Koukas	10,000	10,000	—
Athanasios Tolis	50,000	50,000	—
Brisimi Marina	10,000	10,000	—
Brisimis Evangelos	10,000	10,000	—
Nektarios Tzortzoglou	15,000	15,000	—
Vilelmini Fatourou	10,000	10,000	—
Dessislav Krumov Djarkov	15,000	15,000	—
Robert Brown	10,000	10,000	—
Predica Constanta	10,000	10,000	—
Donald Ruan	10,000	10,000	—
Kimberly Villany	10,000	10,000	—
William Bartels	10,000	10,000	—
Renee Deschaine	10,000	10,000	—
Patrica Frano	10,000	10,000	—
Dogan Omer Ozyigit	10,000	10,000	—
Peter Brown	10,000	10,000	—
Mehmet Metin Yilmaz	25,000	25,000	—
Georgios Kapaniris	15,000	15,000	—
Anargyros Vasilakos	25,000	25,000	—
Georgios Mengos	10,000	10,000	—
First Call Holding Cyprus (1)	10,000	10,000	—
Konstantinos Piperas	12,500	12,500	—
Ilias Bouzalas	12,500	12,500	—
Prodromos Nikolaidis	10,000	10,000	—
Stavros Nikolaidis	10,000	10,000	—
Georgios Sakoulas	10,000	10,000	—
Efthymia Lioulia	11,700	11,700	—
James Daniel Williams	25,000	25,000	—
Michail Stefanidis	25,000	25,000	—
Filippo Giacomo	25,000	25,000	—
Spar PTY Ltd (2)	32,000	32,000	—
Floor Graphics BG Ltd (3)	24,000	24,000	—
Dragon Ventures Management Inc (4)	16,000	16,000	—
GMPRAXIS (5)	16,000	16,000	—
Field Insights CEE, SRL (6)	16,000	16,000	—
Ceo Medya Pazarlama Ve Ajans Hizmetleri , Ltd. (7)	16,000	16,000	—
Panagiotis Lazaretos	8,500,000	20,000	8,480,000
Panagiotis Tolis	5,000,000	20,000	4,980,000
Theofylaktos Petros Oikonomou	3,000,000	20,000	2,980,00
Eleftherios Kontos	2,000,000	20,000	1,980,000
Sotirios Foutsis	1,500,000	20,000	1,480,000
Total	20,556,700	656,700
(1)	Anastasios Rapakoulias
(2)	Robert Brown
(3)	Dessislav Djarkov
(4)	Phil Jian
(5)	Georgios Mitropoulos Parra
(6)	Livia-Amelia Belu
(7)	Dogan Omer Ozyigit

All shares were purchased pursuant to a private placement under Regulation S or Regulation D for a purchase price of $0.20 per share, except our founders’ and network participants who were issued shares in accordance with Section 4(a)(2).

Upon the effectiveness of this Registration Statement, the 19,900,000 outstanding shares of common stock not registered herein, will be subject to the resale provisions of Rule 144. The 656,700 remaining shares offered by the selling stockholders pursuant to this Prospectus may be sold by one or more of the following methods:

·	ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

·	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

·	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

·	an exchange distribution in accordance with the rules of the applicable exchange;

·	privately-negotiated transactions; or

·	broker-dealers may agree with the Selling Security Holders to sell a specified number of such shares at a stipulated price per share.

The Selling Security Holders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this Prospectus. However, the holders of the restricted stock are all parties to a Shareholders’ Agreement that further limits their ability to sell.

We currently lack a public market for our common stock. Selling shareholders will sell at a price of $0.40 per share until our shares are quoted on the OTCPink or OTCQB and thereafter at prevailing market prices or privately negotiated prices.

The Offering price of the shares has been arbitrarily determined by us based on estimates of the price that purchasers of speculative securities, such as the shares offered herein, will be willing to pay considering the nature and capital structure of our Company, the experience of the officers and Directors, and the market conditions for the sale of equity securities in similar companies. The Offering price of the shares bears no relationship to the assets, earnings or book value of our Company, or any other objective standard of value. We believe that only a small number of shares, if any, will be sold by the selling shareholders, prior to the time our common stock is quoted on the OTCQB at which time the selling shareholders will sell their shares based on the market price of such shares. The Company is not selling any shares pursuant to this Registration Statement and is only registering the re-sale of securities previously purchased from us.

The Selling Security Holders may pledge their shares to their brokers under the margin provisions of customer agreements. If a Selling Security Holder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

The anti-manipulation provisions of Regulation M under the Securities Exchange Act of 1934 will apply to purchases and sales of shares of Common Stock by the Selling Security Holders. Additionally, there are restrictions on market-making activities by persons engaged in the distribution of the shares. Neither Selling Security Holders nor their agents shall bid for, purchase, or attempt to induce any person to bid for or purchase shares of our Common Stock while they are distributing shares covered by this Prospectus.

Accordingly, the Selling Security Holders are not permitted to cover short sales by purchasing shares while the distribution is taking place. We will advise the Selling Security Holders that if a particular offer of Common Stock is to be made on terms materially different from the information set forth in this Plan of Distribution, then a post-effective amendment to the accompanying Registration Statement must be filed with the Securities and Exchange Commission.

Broker-dealers engaged by the Selling Security Holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Security Holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. It is not expected that these commissions and discounts will exceed what is customary in the types of transactions involved.

 The Selling Security Holders may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. Therefore, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Penny Stock Regulation

Our Common Shares are not quoted on any stock exchange or quotation system. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, that:

•	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
•	contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;
•	contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;
•	contains a toll-free telephone number for inquiries on disciplinary actions;
•	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and,
•	contains such other information and is in such form (including language, type, size, and format) as the SEC shall require by rule or regulation.

The broker-dealer also must provide the customer with the following, prior to proceeding with any transaction in a penny stock:

•	bid and offer quotations for the penny stock;
•	details of the compensation of the broker-dealer and its salesperson in the transaction;
•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and,
•	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Offering Period and Expiration Date

This Offering will start on the date this Registration Statement is declared effective by the SEC and continue for a period of 180 days. We may extend the offering period for an additional 90 days, unless the Offering is completed or otherwise terminated by us.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 200,000,000 shares of Common Stock, $0.0001 par value per share.

The holders of our Common stock:

1.	Have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors
2.	Are entitled to share ratably in all of our assets available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of our affairs.
3.	Do not have the right to preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights.
4.	Are entitled to one non-cumulative vote per share on all matters on which shareholders may vote, which means that the holders voting for the election of directors, may cast such votes equal to the total number of shares owned by each shareholder for each of the duly nominated directors, if they so choose.

Preferred Stock

The Company’s Articles of Incorporation authorizes to issue up to 100,000,000 Preferred Shares.

Dividends

It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants and Options

There are no outstanding warrants or options to purchase our securities.

Transfer Agent and Registrar

The Company has engaged Globex Transfer, LLC as our transfer agent.

INTERESTS OF NAMED EXPERTS AND COUNSEL

None.

INFORMATION WITH RESPECT TO REGISTRANT

THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ TOGETHER WITH THE FINANCIAL STATEMENTS OF Thenablers, Inc. AND THE NOTES TO FINANCIAL STATEMENTS INCLUDED IN THIS REGISTRATION STATEMENT. THIS DISCUSSION SUMMARIZES THE SIGNIFICANT FACTORS AFFECTING OUR OPERATING RESULTS, FINANCIAL CONDITIONS AND LIQUIDITY AND CASH-FLOW SINCE INCEPTION.

DESCRIPTION OF BUSINESS

Company Overview

Thenablers Inc. (“Thenablers Inc.” or the “Company”) was incorporated in the State of Nevada on November 3, 2017, and our fiscal year end is 12/31. The Company’s administrative address is 30 Wall Street, 8th Floor, New York, NY. Our telephone number is +1 (646) 491-6601.

Thenablers Inc. is an International Business Development Organization focused in the Design and Execution of New Market Strategies.

Thenablers Inc.’s vision is to become one of the most admired organizations in its sector, in the world, providing exceptional Customer Experience, Strategy Design and Implementation through Talent and Innovation. Its mission is to enable companies expand their international coverage through a variety of services to be applied in each of the 3 stages of international expansion:

Development Stage	Execution Stage	Sustaining Stage
▪ Strategy Design	▪ Trade Agency	▪ Sales & Marketing
▪ Product Development	▪ Master Distributorship	▪ Human Resources
▪ Pricing	▪ Mergers & Acquisitions	▪ Project Financing

Targeting the Small/Medium Enterprises sector, Thenablers Inc. identify companies with Products, Technologies and Services that are exhibiting high growth potential and international applicability, with the purpose of developing and executing their international expansion strategies.

	Products	Technologies	Services
Why	Focus on Consumer Products that are on launch or early-post-launch status and applicability in several markets	Focus on Technological Solutions that are developed for B2B sector with primary (but not limited) focus on Retail sector	Focus on Service Providers that have proven success record in operating in their market
How	The main objective of product producers, at launch stage, is to penetrate their production market. Offering a low cost, geographical expansion solution will result to better terms and quick contract acquisition	The Retail sector and specifically Modern Trade is standardized amongst markets and good technological solutions are applicable independent of the general market maturity	Despite being in a leading position in their service area, in their markets, such companies do not have the know-how in expanding internationally through partnerships that require advanced models
What	Acquire Exclusive Distributor rights for selected markets Acquire Exclusive Agent rights for selected markets Target to acquire a combination of the above	Acquire Exclusive Distributor rights for selected markets	Acquire Exclusive Agent rights for selected markets

Thenablers Inc. has nominal revenues to date and has only limited cash on hand. We have sustained losses since inception and have relied solely upon the sale of our securities for funding.

Thenablers Inc. has never declared bankruptcy, been in receivership, or involved in any kind of legal proceeding. The Company, its directors, officers, affiliates, and promoters, have not and do not intend to enter into negotiations or discussions with representatives or owners of any other businesses or companies regarding the possibility of an acquisition or merger.

Industry Overview

“New markets entry” may represent unprecedented business potential for a company but the risk of disruptions might be high. Even companies with significant international coverage, struggle in maximizing their potential given the continuous changing market conditions (consumer behavior, local competition etc.). Moreover, companies that start evaluating expanding internationally, are faced with dealing with the unknown of different cultures, local market idiosyncrasies and, most importantly, significant cash flow requirements.

Furthermore, companies from emerging markets encounter additional challenges pertaining to entering new, more developed markets (added costs, proving credibility, transparency and sustainability, etc). However, such companies may have great benefits in the long run given their low operating cost and superior offerings.

Providing outsourcing solutions for International Expansion has become an increasing requirement in the recent years as the cost of performing such expansion with internal resources of a company are very costly and quite inefficient.

Current Operations

Thenablers Inc. current operations are focused on the following 4 pillars:

1.	Building awareness on the scope and potential of Thenablers Inc. by engaging with people/companies with influences in various countries
2.	Development of the network of representative companies that will assist in the acquisition and execution of multi-country contracts
3.	Evaluation of existing contracts within the representatives’ network that have high revenue/profit potential and can be acquired at good terms by Thenablers Inc
4.	New contract acquisition efforts from identified companies

Our initial revenues will be derived from that certain Consulting Services Agreement, dated May 7, 2018, between the Company and Thenablers Ltd., an entity controlled by our CEO Panagiotis Lazaretos, whereby the Company will provide services related to the sales and marketing of “SILBERPFEIL” energy drinks in Cyprus and Greece. As a commission fee for the services, the Company will earn a commission equal to a minimum of one point two cents ($0.012) and a maximum of ten cents ($0.10) per can sold by Thenablers Ltd. in Cyprus and Greece. There was also a one-time fee of $3,000 for setting up the sales and marketing materials.

As a next step starting in the fourth quarter of 2018, the above mentioned contract (SILBERFEIL Greece/Cyprus) will be moved to THENABLERS Inc, from THENABLERS Ltd so the consulting agreement will cease to exist and revenues shall derive from the sales of the “SILBERPFEIL” energy drinks. In addition, similar agreements with SILBERPFEIL in Zambia and Mexico shall be transferred to THENABLERS Inc from THENABLERS, Ltd.

Currently we consider the Greece/Cyprus and Zambia are Exclusive Distribution contracts, whereas the Mexico agreement is an agent contract. The distribution contracts have a 5 year term for providing sales and services, targeting a ten percent (10%) penetration into the respective territory’s energy drink market. If we meet our distribution targets, our revenues should be approximately $1,300,000 to $1,500,000 in year 5 (2022) in each of the contracts with 5% gross profitability.

Under the agency agreement in Mexico, we have nine months period to identify Mexican distributors. If successful, the Company would receive a fee at closing and a percentage based commission on the sales volume between the identified distributor and the SILBERFEIL, for as long as the relationship in in existence.. For more detail regarding the terms of this agreement, please refer to our exhibits.

We currently have contract with GBR GERMAN UG Constructions GmbH for the sales of pre-fabricated homes made from shipping containers, with exclusive rights for distribution in Zambia and India. We currently have no sales from this agreement.

Network

Thenablers Inc. has developed a collaboration framework with local business development companies in key global markets to ensure sufficient coverage potential for its clients. Such companies will act as Thenablers Inc. representatives with the main objectives of (a) acquiring new client contracts on behalf of Thenablers, Inc and (b) executing, in their country, already secured contracts by Thenablers Inc. The network members act as sales representatives for the Company. The strength of Thenablers, Inc. is in our diversified and locally based network members. This provides a lower barrier of entry and allows us to manage our resources more efficiently with lower costs.

Americas	Europe	Asia	Oceania
▪ Belize ▪ Costa Rica ▪ El Salvador ▪ Guatemala ▪ Honduras ▪ Nicaragua ▪ Panama	▪ Bulgaria ▪ Cyprus ▪ Czech Rep ▪ Greece ▪ Romania ▪ Slovakia ▪ Turkey	▪ China ▪ Hong Kong ▪ Macau ▪ Taiwan	▪ Australia

Marketing Strategy

Thenablers Inc have developed a solid 6-pillar marketing strategy to boost corporate awareness and increase revenues:

1.	Network Marketing

Having developed a significant network of collaborating companies (as above), we have to seize the opportunity of integrating such companies under one marketing strategy and thus multiply our reach potential

2.	Thought Leadership (content marketing)

Given the vast experience of THENABLERS Inc, shareholders and executives in International Business we plan to issue monthly web articles on success stories, best practices and lessons learned from different regions of the world that will position us as experts in our sector

3.	Referral Programs

Taking advantage of our network that covers 19 markets, we have the ability to use “word of mouth” and innovative incentive mechanisms to generate awareness for THENABLERS, Inc name, capabilities and way-of-working

4.	Earned Media and PR

We plan to utilize our business seniority and local market connections in each market to gain media and brand exposure at no cost by emphasizing our business model and success stories that are a clear differentiator from competition.

5.	Networking Events

It is part of our strategy to allocate regional travel for networking events where we would have the ability to integrate and connect with senior management of target clients. Our representatives will be part of the organization and execution of such events

6.	Social Media, SEO and Retargeting

Utilizing online methodologies to attract customers has become a standard and cost-efficient process these days, and we plan to select a partner firm that will help us position efficiently and differentiate from competition our service offerings

Growth Strategy

Thenablers Inc growth strategy is geared towards significantly (in the short term) and continuously (in the long term) increasing market share under a methodology that ensures sustainability

1.	Keep increasing the network of collaborating companies

2.	Enhance infrastructure to manage and get the most out of the network of collaborating companies

3.	Utilize local know how to develop global solutions

4.	Build Mechanism to attract and maintain talent

5.	Be socially responsible by engaging our clients and ourselves in selected charity programs

6.	Diversify in services offered and clients’ sectors targeted.

Competition

Two main tiers of competition exist in the Outsourcing of International Expansion business

1.	Global Consulting firms

Leading companies like Boston Consulting Group, Bain Associates etc are linked with large multinational clients under multi-service agreement. As part of their service line they offer “International Expansion / New Market Entry Strategies but they are not considered a threat to Thenablers Inc since our targeted client list refers to small/medium enterprises that cannot afford the high pricing schemes such consulting firms offer.

2.	Local Consulting Firms

In every market, there are several well perceived, local firms that provide management consulting services at market level. For the case that one of their clients requests assistance in entering new markets, such firms take the task but hardly execute the “implementation phase” as they do not have the presence or required contacts to global markets. They do pose a threat though as they are well positioned to get the business.

The following SWOT Analysis describes the competitive advantages Thenablers Inc has entering the Outsourcing of International Expansion business over competition:

Strengths

▪    Key shareholders and executives with over 15 years of experience in designing and executing multi-country strategies for their clients

▪    Good geographical coverage that is an asset in the effort of acquisition and execution of contracts

▪    Ability to grow the collaborating network / geography with no major investment

▪    Ability to manage the contracts and collaborating network with low operating cost and low number of human resources

Weaknesses	▪ Local collaborating network might not have adequate resources and/or time to execute contracts at proper speed
Opportunities

▪    Small / medium enterprises do not have funds to contract large consulting firms to help them expand internationally

▪    Ease of expanding geographical coverage can give quicker access to more small / medium enterprises that are aiming to expand internationally

▪    There is no clearly defined competition for this small / medium enterprises sector other than local consulting companies with no international experience

Threats	▪ New contract acquisition might be slow and the business does not have startup sustainability ▪ Local consulting firms well positioned to get the business but hardly execute the implementation phase

Talent Sources and Names of Principal Suppliers

Currently, the Company relies heavily on the expertise and experience of our founders for driving our business. As we are effectively a consultancy, we do not rely on suppliers for operations. However, we do require the skills and network of our Directors and Officers to grow the business, particularly in our early stages. We have established a collaboration network of eight independent consulting firms that will allow us to provide coverage potential to our clients in 19 countries in four continents. We rely on the expertise and abilities of each network member in their own capacity.

Dependence on one or a few major Customers

Currently, we rely upon our contracts with SILBERPFEIL and GBR German UG Constructions GmbH for the remainder of 2018.

Patents, Trademarks, Licenses, Agreements or Contracts

We don’t have current intellectual property.

Government Regulation

Thenablers Inc. is not currently subject to direct federal, state, or local regulation other than the requirement to have a business license for the area in which we conduct business. However, depending on our customers and the products or services that they sell, we may become subject to additional government regulations in the future.

Employees and Consultants

Thenablers Inc. has currently no employees. Our officer and director are donating their time to the development of the company, and intend to do whatever work is necessary in order to bring Thenablers Inc. to the point of earning revenues. The 2-year business plan includes adding 2 Junior International Developers.

DESCRIPTION OF PROPERTY

The Company’s principal business and corporate address is 30 Wall Street, 8th Floor, New York, NY. The space is being provided through a lease agreement with a monthly cost of $50. We have no intention of finding, in the near future, another office space to rent during the development stage of the company.

The Company does not currently have any investments or interests in any real estate, nor do we have investments or an interest in any real estate mortgages or securities of persons engaged in real estate activities.

LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock. Following completion of this Offering, we intend to contact a market maker to file an application on our behalf to have our common stock listed for quotation on the OTCPink or OTCQB.

The 20,656,700 shares of common stock outstanding as of May 10, 2018, are owned by 41 shareholders and may only be resold in compliance with Rule 144 of the Securities Act of 1933.

Holders of Our Common Stock

As of the date of this Prospectus statement, we have forty one (41) shareholders.

Registration Rights

We have no outstanding shares of common stock or any other securities to which we have granted registration rights.

Rule 144 Shares

After the date this Prospectus is declared effective, 19,900,000 of our outstanding shares of common stock will be “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. Rule 144, as amended, is an exemption that generally provides that a person who has continuously owned shares for a six-month holding period may sell the shares, provided the Company is current in its reporting obligations under the Exchange Act. The shares owned by our officers and directors are considered control securities for the purpose of Rule 144. As such, officers, directors and affiliates are subject to certain manner of resale provisions, including an amount of restricted securities which does not exceed the greater of 1% of a company's outstanding common stock. Our founders are further restricted as parties to a Shareholders’ Agreement that limits transfer of their common stock holdings. Our founders owns 20,000,000 restricted shares, or 97% of the outstanding common stock. When these shares become available for resale, the sale of these shares by these individuals, whether pursuant to Rule 144 or otherwise, may have an immediate negative effect upon the price of the Company's common stock in any market that might develop.

Reports

Following the effective date of this Registration Statement we will be subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

DIVIDEND POLICY

The Company does not anticipate paying dividends on the Common Stock at any time in the foreseeable future. The Company's Board of Directors currently plans to retain earnings for the development and expansion of the Company's business. Any future determination as to the payment of dividends will be at the discretion of the Board of Directors of the Company and will depend on a number of factors including future earnings, capital requirements, financial conditions and such other factors as the Board of Directors may deem relevant.

SELECTED FINANCIAL DATA AND MANAGEMENT’S DISCUSSION AND ANALYSIS

The following financial information summarizes the more complete historical financial information at the end of this Prospectus.

Management's Discussion And Analysis Of Financial Condition And Results Of Operations

This section of the Prospectus includes a number of forward-looking statements that reflect our current views regarding the future events and financial performance of Thenablers, Inc.

We qualify as an "emerging growth company" under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
•	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
•	submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency;" and
•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the officers and directors’ compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Results of Operations

We have generated no revenues since inception and have incurred a net loss of $42,369.

Plan of Operation

All statements contained in this Prospectus, other than statements of historical facts, that address future activities, events or developments, are forward-looking statements, including, but not limited to, statements containing the word "believe," "anticipate," "expect" and word of similar import. These statements are based on certain assumptions and analyses made by us in light of our experience and our assessment of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance, and that actual results may differ materially from those in the forward-looking statements. Such risks and uncertainties include, without limitation: established competitors who have substantially greater financial resources and operating histories, regulatory delays or denials, ability to compete as a start-up company in a highly competitive market, and access to sources of capital.

The following discussion and analysis should be read in conjunction with our financial statements and notes thereto included elsewhere in this Prospectus. Except for the historical information contained herein, the discussion in this Prospectus contains certain forward-looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations and intentions. The cautionary statements made in this Prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this Prospectus. The Company's actual results could differ materially from those discussed here.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay for our expenses. This is because we have not generated any revenues and no sales are yet possible. There is no assurance we will ever reach this point. Accordingly, we must raise sufficient capital from other sources. Our only other source for cash at this time is investments by others. We must raise cash to stay in business. In response to these problems, management intends to raise additional funds through public or private placement offerings. At this time, however, the Company does not have plans or intentions to raise additional funds by way of the sale of additional securities, other than pursuant to this Offering.

Our 2018 fiscal year revenues forecast is at $740,000 with gross profitability of 5.8%. The source of revenues derives from the acquisition of contract from within the network of representatives

The forecasted costs are $155,000 and losses of $112,000.

Our 2019 fiscal year revenues forecast is at $2,900,000 with gross profitability of 11.6%

The source of revenues derives from the continuity of contract acquisition and new business development

The forecasted costs are $195,000 and earnings before taxes of $91,000

Our forecasted numbers for 2018 are based upon our existing contracts with the Thenablers Ltd. which bring commission revenues from the sales of SILBERPFEIL energy drink products in Greece, Cyprus, and the eventual transfer of the Greece/Cyprus, Zambia and Mexico contracts for Thenablers Ltd. We have based our numbers on the contractual targets detailed market research in the energy drinks category in the contractual territory and historical sales of SILBERFEIL products in other European markets.

Our forecasted numbers for 2019 are based on approximately thirty six percent (36%) of revenues derived from the SILBERFPEIL agreements that will be transferred to THENABLERS, Inc., twenty eight percent (28%) from a newly executed agreement with GBR German Constructions UG (Container Homes) for Zambia and India, approximately fourteen percent (14%) to be derived from contracts currently in negotiation for acquisition from the Network of Representatives and approximately twenty two percent (22%) as new business from our ongoing business development efforts.

In order to meet these target numbers, we must a) perform the target sales numbers under the existing SILBERFPEIL distribution agreements; b) meet minimal sales requirements for the Container Home product; c) memorializing ongoing negotiations for the transfer of contracts from the network of representatives, as well as meet our estimated sales under those agreements; and d) continue to focus on new business development in order to acquire new agreements.

Generally, our confidence in our 2018 and 2019 forecasted numbers rely heavily on three distinct assumptions. 1) the performance and reliability of Thenablers Ltd. and its derived contracts. Thenablers Ltd. is controlled by Panagiotis Lazaretos, our CEO, who has extensive experience in building product markets and brands throughout international markets. 2) Over ten (10) years of collaboration between our CEO and parties currently in negotiations to become network partners. 3) Extensive due diligence by our management team for current and new network partners as well as for the return on investment of contracts that are to be transferred. Although we believe our forecasted numbers to be conservative estimates, we understand that our assumptions may be flawed or we may encounter unforeseen circumstances.

In the event that we are unable to raise sufficient funds from our Offering, we will endeavor to proceed with our plan of operations by locating alternative sources of financing. Although there are no written agreements in place, additional financing may be available to us through contributions from the officers and directors. While the officers and directors have generally indicated a willingness to provide services and financial contributions if necessary, there are presently no agreements, arrangements, commitments, or specific understandings, either verbally or in writing, between the officers and directors.

During the first two years of operations, our officers and directors will also provide their labor at no charge. We anticipate hiring two junior developers during the first 12 months of operation. We will rely on the services of independent contractors for the design and development of our website, marketing and costs associated with performing network driven contracts.

If we become a public entity, subject to the reporting requirements of the Securities Exchange Act of 1934, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these accounting, legal and other professional costs would be a minimum of $90,000 in the next year and will be higher, in the following years, if our business volume and activity increases. Increased business activity could greatly increase our professional fees for reporting requirements and this could have a significant impact on future operating costs. The difference between having the ability to sustain our cash flow requirements over the next twelve months and the need for additional outside funding will depend on how fast we can generate sales revenue.

At present, we only have enough cash on hand to cover the completion of our Offering and maintain filing requirements post effectiveness of this Offering. If we do not build revenue or raise sufficient funds to proceed with the implementation of our business plan, we may have to find alternative sources of funds, like a second public offering, a private placement of securities, or loans from our officers or third parties (such as banks or other institutional lenders). Equity financing could result in additional dilution to then existing shareholders. If we are unable to meet our needs for cash from either the money that we raise from our Offering, or possible alternative sources, then we may be unable to continue to maintain, develop or expand our operations.

We have no plans to undertake any product research and development during the next 12 months.

Limited Operating History; Need for Additional Capital

There is no historical financial information about us on which to base an evaluation of our performance. We are a development stage company and have generated minimal revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in developing our website, and possible cost overruns due to the price and cost increases in supplies and services.

While the officer and director has generally indicated a willingness to provide services and financial contributions if necessary, there are presently no agreements, arrangements, commitments, or specific understandings, either verbally or in writing, between the officers and directors and Thenablers, Inc. During the first year of operations, our officers and directors will also provide their labor at no charge.

If we are unable to meet our needs for cash through revenues or from either the money that we raise from our Offering, or possible alternative sources, then we may be unable to continue, develop, or expand our operations.

We have no plans to undertake any product research and development during the next twelve months. There are also no plans or expectations to acquire or sell any plant or plant equipment in the first year of operations.

Liquidity and Capital Resources

To meet our need for cash we are attempting to raise money from our Offering. We cannot guarantee that we will be able to sell all the shares. If we are successful, the money raised will be applied to the items set forth in this plan of operations.

Our officers have agreed to advance funds as needed until the public offering is completed or failed. While they have agreed to advance the funds, the agreement is verbal and is unenforceable as a matter of law.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

None.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the name and age of our current director and executive officer, as well as the principal offices and positions he holds. Our Board of Directors appoints our executive officers. Our directors serve until the earlier occurrence of the election of his successor at the next meeting of shareholders, death, resignation or removal by the Board of Directors. Other than the officers and directors, the Company has no promoters as that term is defined by Rule 405 of Regulation S-K.

Name	Age	Position
Panagiotis Lazaretos	45	Chairman, CEO
Panagiotis Tolis	45	Secretary/Director, CFO
Sotirios Foutsis	40	Director
Theofylaktos Petros Oikonomou	48	Director

All Officer and Directors have held their positions since December 29, 2017. The persons named above are expected to hold their offices/positions until the next annual meeting of our stockholders. The officers and directors set forth herein are our only officers, directors, promoters and control persons, as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

Our Officers and Directors currently devote up to 75 hours per week to Company matters in total.

No executive officer or director of the corporation has been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limiting him or her from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No executive officer or director of the corporation has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding that is currently pending.

No executive officer or director of the corporation is the subject of any pending legal proceedings.

Background Information about Our Officer and Director

Panagiotis Lazaretos – Chairman, CEO President

Panagiotis Lazaretos has over 15 years of international business development professional experience. Since 2017 Mr. Lazaretos has been a Director for Sales Service International. From 2013 to 2016, Mr. Lazaretos was Regional Director for Field Marketing Services for Adecco Group where he helped launch start up positions in 17 new markets, created a field force of over 2,000 marketers, and met return on investment goals in 3 years. From 2002 to 2013, Mr. Lazaretos was Vice President of International Operations for SPAR Group, a NASDAQ listed company where he was responsible for nine international operations in Canada, Mexico, Turkey, Romania, South Africa, India, China, Japan, and Australia. Prior to becoming Vice President of International Operations, Mr. Lazaretos was Director of Technology for 5 years.

Mr. Lazaretos holds a BS in Computer Science from State University of New York, New York and has attended MBA studies in I.T. at Pace University.

The Company believes that Mr. Lazeretos’ experience as a director of subsidiaries of SPAR Group Inc. (NASDAQ:SGRP) as well as his experience as a manager make Mr. Lazaretos qualified to serve as a Director.

Panagiotis Tolis – Director, CFO, Secretary

Panagiotis Tolis brings an over 25 years of banking, finance and business consulting experience. Beginning in 1992, Mr. Tolis worked for almost 12 years with Geniki Bank, S.A. in Athens providing portfolio advice for the bank’s clients. After leaving Geniki Bank, S.A. in 2004, Mr. Tolis joined Bank of Cyprus, PLC as Corporate Relationship Manager providing portfolio management for large companies. In 2007, Mr. Tolis took his talents to Alpha Bank, S.A. in Athens, again managing loan portfolios, while providing supervision to approximately 40 companies during his 2 year tenure. In 2008, Mr. Tolis broke out on his own, providing business and financial services until 2010, when he joined Expense Reductions Analysts, an international firm focused on cost management consulting services for corporate customers. In 2013, Mr. Tolis became a shareholder/partner to Verallis in Athens, again focusing on cost management where he still provides services on a part time basis. From 2012 to 2013, Mr. Tolis also serviced as a Director and Secretary of Prime Real Estates and Development, Inc., now known as Cosmos Holdings, Inc. an OTCQB listed company.

Mr. Tolis holds several degrees and certifications, including an MSc in Financial Management from the University of Surrey, UK, an MSc in Financial Management from the University of Piraeus, Greece, a BS in Operational Research and Marketing from the Athens University of Economics and Business, and a BS in Accounting and Business Administration from the Technological Education Institute of Piraeus, Greece.

As Mr. Tolis has served as a member of a Board of Directors on a publicly traded company in the US, as well as his extensive understanding of US capital markets make Mr. Tolis a qualified candidate to serve as a Director of the Company. Furthermore, he has extensive experience and expertise in finance and business development as an executive in the banking sector and as a business consultant.

Sotirios Foutsis – Director

Sotirios Foutsis has over 15 years of experience in education management, business development, sales marketing and operations. For 2 years, beginning in 2006, Mr. Foutsis was a sales representative for Novartis where he was responsible for 3 product lines with 3 territories in Greece. In 2007, Mr. Foutsis became the General Manager of the University of New York in Prague. Since joining University, Mr. Foutsis has ventured out into other projects. In 2015, Mr. Foutsis founded, as CEO, Belgicka Apartments where he management operations for a medium size residential apartment company. In 2016, Mr. Foutsis founded ETESA S.R.O., a marketing company focused on social media.

Mr. Foutsis holds a BS in Finance from the State University of New York, New York and an MBA in Entrepreneurship from the University of Louisville.

Mr. Foutsis’ managerial experience with a University as well as his own entrepreneurial acumen make him an ideal member of our Board of Directors.

Theofylaktos Petros Oikonomou – Director

Petros Economou brings over 20 years of corporate finance, business development and entrepreneurial experience to the Company. Mr Oikonomou began his career in the Greek banking industry in 1997. By 2001, Mr. Oikonomou was a Corporate Account Officer for the Bank of Cyprus, PLC, managing the bank’s portfolio of listed and non-listed companies. In 2005, Mr. Oikonomou joined Hewlett-Packard Hellas where he was a Senior Analyst in the ISE region. In 2007, Mr. Oikonomou broke out on his own providing business development, strategic and corporate management solutions for his business clients. After 3 years he joined Expense Reduction Analysts (currently Verallis), a firm focusing on cost management and procurement services for corporate customers where he was one of its cofounders in Greece.

In 2013, Mr. Oikonomou left the company and joined A.S.C. Energy, an Oil arbitrage company, as a full time member of their business development team. In 2017, Mr. Oikonomou joined In4Capital, a global funding platform for startups and companies in the United Kingdom, as a Director and Chief Operation Officer.

Mr. Oikonomou holds an MSc in Finance from the Strathclyde Business School, UK, a BA in Economics from the American College of Greece - Deree College and a BSc in Business Administration, Accounting and Financial Management from the Athens University of Economics and Business.

Mr. Oikonomou brings a well versed history of banking and business development that lead to his appointment as a member of the Board of Directors.

Involvement in Certain Legal Proceedings

To our knowledge, during the past ten years, no present or former director or executive officer of our company: (1) filed a petition under the federal bankruptcy laws or any state insolvency law, nor had a receiver, fiscal agent or similar officer appointed by a court for the business or present of such a person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer within two years before the time of such filing; (2) was convicted in a criminal proceeding or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting the following activities: (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director of any investment company, or engaging in or continuing any conduct or practice in connection with such activity; (ii) engaging in any type of business practice; (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodity laws; (4) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described above under this Item, or to be associated with persons engaged in any such activity; (5) was found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law and the judgment in subsequently reversed, suspended or vacate; (6) was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

EXECUTIVE COMPENSATION AND CORPORATE GOVERNANCE

Summary Compensation Table

During the period from inception (November 3, 2017) to the period ended March 30, 2018, no compensation has been accrued by or paid to:

(i)	any individual serving as Thenablers, Inc.’s principal executive officer or acting in a similar capacity during the period ("PEO"), regardless of compensation level;
(ii)	Thenablers, Inc.’s two most highly compensated executive officers other than the CEO who (A) served as executive officers at the end of the period and (B) received annual compensation during the last completed fiscal year in excess of $100,000; and
(iii)	up to two additional individuals for whom disclosure would have been provided pursuant to subsection (ii) of this paragraph but for the fact that the individual was not serving as an executive officer of Thenablers, Inc. at the end of the period.

Name and Principal Position	Title	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All other Compensation ($)	Total ($)
Panagiotis Lazaretos	Chairman, President, CEO	2017	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
		2018	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Pangiotis Tolis	Directors, CFO, Secretary	2017	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
		2018	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Sotirios Foutsis	Director	2017	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
		2018	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Theofylaktos Petros Oikonomou	Director	2017	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
		2018	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Outstanding Equity Awards Since Inception

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
None	0	0	0	0	0	0	0	0	0

Long-Term Incentive Plans

We currently do not have any Long-Term Incentive Plans.

Director Compensation

None.

Director Independence

Currently we have 2 independent directors, however, we do not believe this is sufficient to declare that we have an independent board of directors.

Security Holders Recommendations to Board of Directors

We welcome comments and questions from our shareholders. Shareholders can direct communications to our Chief Executive Officer, Panagiotis Lazaretos, at our executive offices. However, while we appreciate all comments from shareholders, we may not be able to individually respond to all communications. We attempt to address shareholder questions and concerns in our press releases and documents filed with the SEC so that all shareholders have access to information about us at the same time. Panagiotis Lazaretos collects and evaluates all shareholder communications. All communications addressed to our director and executive officer will be reviewed by Panagiotis Lazaretos unless the communication is clearly frivolous.

Code of Ethics

The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

Committees

We do not currently have an audit, compensation or nominating committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of March 30, 2018, with respect to the beneficial ownership of shares of Common Stock by (i) each person known to us who owns beneficially more than 5% of the outstanding shares of Common Stock (based upon reports which have been filed and other information known to us), (ii) each of our Directors, (iii) each of our Executive Officers and (iv) all of our Executive Officers and Directors as a group. Unless otherwise indicated, each stockholder has sole voting and investment power with respect to the shares shown. As of March 2018, we had 20,656,700 shares of Common Stock issued and outstanding.

Title of class	Name and address of beneficial owner	Amount and Nature of Beneficial Ownership	Percentage of Common Stock (1)
Common Stock	Panagiotis Lazaretos	8,500,000	41.15%

Common Stock	Pangiotis Tolis	5,000,000	24.2%

Common Stock	Theofylaktos Petros Oikonomou	3,000,000	14.52%

Common Stock	Sotirios Foutsis	1,500,000	7.26%

	All Directors and Officers		87.13%

Common Stock	Eleftherios Kontos	2,000,000	9.68%

	All Beneficial Owners Total	20,000,000	96.81%

(1)Under Rule 13d-3 promulgated under the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

We are not aware of any arrangements that could result in a change of control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Security Ownership of Certain Beneficial Owners and Management

On December 29, 2017, 20,000,000 shares of the Company’s common stock were issued to the founders of the Company, at the price of $0.0001 per share.

Shareholder loans

From the inception of the Company (November 3, 2017) until the unaudited financial statement date of March 30, 2018, there is an amount as high as $15,005 that is owed to Mr. Panagiotis Lazaretos, Mr. Panagiotis Tolis and Mr. Petros Oikonomou.

Transactions with Related Persons

There are two representative agreements in place with two companies registered in Cyprus and Czech Republic that are owned by Mr. Panagiotis Lazaretos and Mr. Sotirios Foutsis, respectively.

LEGAL MATTERS

The validity of the shares sold by us under this prospectus will be passed upon for us by William R. Eilers, Esq.

EXPERTS

BFBorgers CPA, PC is our independent registered public accountant, has audited our financial statements included in this prospectus and Registration Statement to the extent and for the periods set forth in their audit report. BFBorgers CPA, PC has presented its report with respect to our audited financial statements.

COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provides that we shall indemnify our directors and officers to the fullest extent permitted by Nevada law and that none of our directors will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to the Company or its stockholders;
•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;
•	under Nevada General Corporation Law for the unlawful payment of dividends; or
•	for any transaction from which the director derives an improper personal benefit.

These provisions require us to indemnify our directors and officers unless restricted by Nevada law and eliminate our rights and those of our stockholders to recover monetary damages from a director for breach of his or her fiduciary duty of care as a director except in the situations described above. The limitations summarized above, however, do not affect our ability or that of our stockholders to seek non-monetary remedies, such as an injunction or rescission, against a director for breach of his or her fiduciary duty.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form S-1 under the Securities Act, and the rules and regulations promulgated thereunder, with respect to the Common Stock offered hereby. This prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits thereto. While we have summarized the material terms of all agreements and exhibits included in the scope of this Registration Statement, for further information regarding the terms and conditions of any exhibit, reference is made to such exhibits. Upon effectiveness of this prospectus, we will be subject to the reporting and other requirements of Section 15(d) of the Securities Exchange Act of 1934 and will file periodic reports with the Securities and Exchange Commission, including a Form 10-K for the year ended December 31, 2018 and periodic reports on Form 10-Q during that period. We will make available to our shareholders annual reports containing financial statements audited by our independent auditors and our quarterly reports containing unaudited financial statements for each of the first three quarters of each year; however, we will not send the annual report to our shareholders unless requested by an individual shareholder.

For further information with respect to us and the Common Stock, reference is hereby made to the Registration Statement and the exhibits thereto, which may be inspected and copied at the principal office of the SEC, 100 F Street NE, Washington, D.C. 20549, and copies of all or any part thereof may be obtained at prescribed rates from the Commission’s Public Reference Section at such addresses. Also, the SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. To request such materials, please contact Panagiotis Lazaretos, our President and Chief Executive Officer.

INDEX TO FINANCIAL STATEMENTS

THENABLERS, INC

Financial Statements

Table of Contents	Index to Financial Statements

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Thenablers, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Thenablers, Inc. (the "Company") as of December 31, 2017, the related statement of operations, stockholders' equity (deficit), and cash flows for the period November 3, 2017 (Inception) through December 31, 2017 and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017, and the results of its operations and its cash flows for the period November 3, 2017 (Inception) through December 31, 2017, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company's auditor since 2017

Lakewood, CO

May 25, 2018

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THENABLERS, INC

BALANCE SHEET

AS OF DECEMBER 31, 2017

ASSETS	December 31, 2017
Current Assets
Cash	$100
Prepaid expenses
Total Current Assets	100

Total Assets	$100

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts Payable	$2,100
Due to related party	12,390
Accrued salaries and others	—
Total Liabilities	14,490

Stockholders’ Equity
Common stock, par value $0.0001; 200,000,000 common shares authorized,100,000,000 preferred shares authorized; 20,000,000 common shares issued and outstanding	2,000
Additional paid in capital	—
Accumulated deficit	(14,390)
Subscription receivable	(2,000)
—
Total Stockholders’ Equity	(14,390)

Total Liabilities and Stockholders’ Equity	$100

The accompanying notes are an integral part of these financial statements.

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THENABLERS, INC

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM NOVEMBER 3, 2017 (INCEPTION) TO DECEMBER 31, 2017

For the period from November 3, 2017 (Inception) to December 31, 2017

Revenues	$—

Operating expenses
Professional fees	14,000
Salaries	—
Stock-based compensation expense	—
Other general and administrative costs	390

Total operating expenses	14,390

Loss from operations	(14,390)

Other Income and (Expenses)
Interest expenses	—
Total Other Income and (Expenses)	—

Net loss before income taxes	(14,390)

Income taxes	—

Net loss	$(14,390)

Net Loss Per Common Stock - basic and fully diluted	$—

Weighted-average number of shares of common stock outstanding - basic and fully diluted	—

The accompanying notes are an integral part of these financial statements.

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THENABLERS, INC

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM NOVEMBER 3, 2017 (INCEPTION) TO DECEMBER 31, 2017

For the period from November 3, 2017 (Inception) to December 31, 2017
Cash Flows from Operating Activities
Net loss for the period	$(14,390)
Adjustments to reconcile net loss
to net cash used in operating activities
Stock based compensation

Increase in
Prepaid expenses and other assets	—
Accrued expenses - related party
Accrued salaries and others	—

Net cash used in operating activities	(14,390)

Cash Flows from Investing Activities	—

Cash Flows from Financing Activities
Sale of common stock	—
Accounts Payable	2,100
Due to related party	12,390
Note payable - related party	—
Net cash provided by financing activities	$14,490

Increase in Cash	$100
Cash at beginning of period	—
Cash at end of period	$100

Supplemental Disclosure of
Interest and Income Taxes Paid
Interest paid during the period	$—
Income taxes paid during the period	$—

The accompanying notes are an integral part of these financial statements.

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THENABLERS, INC

STATEMENT OF SHAREHOLDER’S DEFICIT - UNAUDITED

FOR THE PERIOD FROM NOVEMBER 3, 2017 (INCEPTION) TO DECEMBER 31, 2017

	Common Stock		Additional Paid-in	Accumulated	Subscription	Total Stockholders’
	Shares	Amount	Capital	Deficit	Receivable	Equity

Inception November 3, 2017	—	$—	$—	$—	$—	$—
Shares issued for cash	20,000,000	$2,000	$—	$—	(2,000)	$—
Shares issued for services
Cash received for subscription receivable
Net loss for the period from November 3 (Inception) to December 31, 2017				$(14,390)		$(14,390)
Balance, December 31, 2017	20,000,000	$2,000	$—	$(14,390)	$(2,000)	$(14,390)

The accompanying notes are an integral part of these financial statements.

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THENABLERS, INC

Notes to the Financial Statements

For the Year Ended December 31, 2017

NOTE 1 – DESCRIPTION OF BUSINESS

Thenablers, Inc. (“Thenablers, Inc.” or the “Company”) was incorporated in the State of Nevada on November 3, 2017. The Company is an International Business Development Organization focused in the Development and Execution of New Market Strategies for its clients by providing access to distributors and strategic partners for growing their brand and customer base.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP”).  The Company has adopted a December 31 fiscal year end.

Cash and Cash Equivalents

Company considers all cash on hand and in banks, certificates of deposit and other highly-liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

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THENABLERS, INC

Notes to the Financial Statements

For the Year Ended December 31, 2017

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition

The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Stock-Based Compensation

The measurement and recognition of stock - based compensation expense is based on estimated fair values for all share-based awards made to employees and directors, including stock options.

For transactions in which we obtain certain services of employees, directors, and consultants in exchange for an award of equity instruments, we measure the cost of the services based on the grant date fair value of the award. We recognize the cost over the vesting period.

Basic Income (Loss) Per Share

Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of December 31, 2017

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

Subsequent Events

The Company has analyzed the transactions from December 31, 2017 to the date these financial statements were issued for subsequent event disclosure purposes.

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THENABLERS, INC

Notes to the Financial Statements

For the Year Ended December 31, 2017

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplates the continuation of the Company as a going concern. The Company had no revenue for the year ended December 31, 2017. The Company currently has limited working capital, and is continuing its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses. The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 4 – DUE TO RELATED PARTY

During the period from November 3, 2017 to December 31, 2017, Mr. Panagiotis Tolis, the Company’s Secretary and a Director, and Mr. Theofylaktos P. Oikonomou, the Company’s Director, have periodically advanced the Company funds as unsecured obligations. The funds were used to pay operating expenses of the Company. The obligations bear no interest, have no fixed term and are not evidenced by any written agreement. The amount due to related parties was $12,390 as of December 31, 2017.

NOTE 5 – COMMON STOCK

Issuance of Common Stock

The Company has 200,000,000, $0.0001 par value shares of common stock authorized.

The Company issued 20,000,000 to its founders valued at $2,000 ($0.0001 per share).

NOTE 6 – COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases any real or personal property. Such costs are immaterial to the financial statements and accordingly are not reflected herein. The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

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THENABLERS, INC

Notes to the Financial Statements

For the Year Ended December 31, 2017

NOTE 7 – INCOME TAXES

Due to the Company’s net loss position, there was no provision for income taxes recorded. As a result of the Company’s losses to date, there exists doubt as to the ultimate realization of the deferred tax assets. Accordingly, a valuation allowance equal to the total deferred tax assets has been recorded.

The components of net deferred tax assets are as follows:

December 31
2017

Net operating loss carry-forward	14,390
Less: valuation allowance	(14,390)
Net deferred tax asset	—

The Company had federal net operating loss carry forwards for tax purposes of approximately $14,390 at December 31, 2017, which may be available to offset future taxable income. Utilization of the net operating loss carry forwards may be subject to substantial annual limitations due to the ownership change limitations provided by Section 381 of the Internal Revenue Code of 1986, as amended. The annual limitation may result in the expiration of net operating loss carry forwards before utilization.

NOTE 8 – SUBSEQUENT EVENT

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to December 31, 2017 through March 31, 2018, the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

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THENABLERS, INC

Balance Sheet

Unaudited

As of June 30, 2018 and December 31, 2017

ASSETS	June 30, 2018	December 31, 2017
Current Assets
Cash	$33,992	100
Accounts Receivable	3,382	—
Prepaid expenses	5,000	—
Short-term Loan	30,000	—
Total Current Assets	67,374	100

Total Assets	$67,374	100

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts Payable	$5,000	2,100
Due to related party	21,269	12,390
Accrued salaries and others	—	—
Total Liabilities	26,269	14,490

Stockholders’ Equity
Common stock, par value $0.001; 200,000,000 common shares authorized,100,000,000 preferred shares authorized; 20,556,700 common shares issued and outstanding	$2,056	2,000
Additional paid in capital	111,284	—
Accumulated deficit	(72,235)	(14,390)
Subscription receivable	—	(2,000)
	—	—
Total Stockholders’ Equity	41,105	(14,390)

Total Liabilities and Stockholders’ Equity	$67,374	100

The accompanying notes are an integral part of these financial statements

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THENABLERS, INC

Statement of Operations

Unaudited

For The Six Months Ended June 30, 2018, the Three Months Ended March 31, 2018 And For The Period From November 3 (Inception) To December 31, 2017

	For the Three Months Ended March 31, 2018	For the Six Months Ended June 30, 2018	For the period from November 3 (Inception) to December 31, 2017

Revenues	$—	3,381	—
Operating expenses
Professional fees	8,500	19,000	14,000
Salaries	—	—	—
Stock-based compensation expense	12,800	24,000	—
Other general and administrative costs	6,679	18,226	390

Total operating expenses	27,979	61,226	14,390

Loss from operations	(27,979)	(57,845)	(14,390)
Other Income and (Expenses)
Interest expenses
Total Other Income and (Expenses)	—	—	—

Net loss before income taxes	(27,979)	(57,845)	(14,390)

Income taxes	—	—	—
Net loss	$(27,979)	(57,845)	(14,390)

Net Loss Per Common Stock
- basic and fully diluted	$(0.00)	(0.00)	(0.00)
Weighted-average number of
shares of common stock outstanding
- basic and fully diluted	20,205,499	20,543,706	20,000,000

The accompanying notes are an integral part of these financial statements

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THENABLERS, INC

Statement of Cash Flows

Unaudited

For The Six Months Ended June 30, 2018 And For The Period From November 3 (Inception) To December 31, 2017

	For the Six Months Ended June 30, 2018	For the period from November 3 (Inception) to December 31, 2017
Cash Flows from Operating Activities
Net loss for the period	$(57,845)	(14,390)
Adjustments to reconcile net loss
to net cash used in operating activities
Decrease (Increase) in Current Assets
Accounts Receivable	(3,382)	—
Prepaid expenses and other assets	(5,000)	—
Short-term Loan	(30,000)	—
Increase (Decrease) in Current Liabilities
Accountd Payable	2,900	2,100

Net cash used in operating activities	(88,327)	(12,290)

Cash Flows from Investing Activities	—	—

Cash Flows from Financing Activities
Cash (Used) or provided by:
Due to related party	8,879	12,390
Sale of common stock	56	—
Additional Paid in Capital	111,284	—
Retained Earnings	—	—
Subscription Receivable	2,000	—
Net cash provided by financing activities	$122,219	12,390

Increase (Decrease) in Cash	33,892	100

Increase in Cash
Cash at beginning of period	100	—
Cash at end of period	$33,992	100

Supplemental Disclosure of
Interest and Income Taxes Paid
Interest paid during the period	$—	—
Income taxes paid during the period	$—	—

The accompanying notes are an integral part of these financial statements

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THENABLERS, INC

Statement of Shareholder's Deficit - Unaudited

For The Six Months Ended June 30, 2018 And For The Period From November 3 (Inception) to December 31, 2017

	Common Stock		Additional Paid-in	Accumulated	Subscription	Total Stockholders’
	Shares	Amount	Capital	Deficit	Receivable	Equity

Inception November 3, 2017.
Shares issued for cash	20,000,000	$2,000	$—	$—	$(2,000)	$—
Shares issued for services
Cash received for subscription receivable
Net loss for the period from November 3 (Inception) to December 31,2017	—	—	—	$(14,390)	—	$(14,390)
Balance, December 31, 2017	20,000,000	$2,000	$0	$(14,390)	$(2,000)	$(14,390)

Shares issued for cash	436,700	$44	$87,296	—	—	$87,340
Shares issued for services	120,000	$12	$23,988	—	—	$24,000
Cash received for subscription receivable	—	—	—	—	$2,000	$2,000
Net loss for Six Months ended June 30,2018	—	—	—	$(57,845)	—	$(57,845)
Balance, June 30,2018	20,556,700	$2,056	$111,284	$(72,235)	$—	$41,105

The accompanying notes are an integral part of these financial statements.

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THENABLERS, INC

Notes to the Financial Statements

For the Six Months Ended June 30, 2018

NOTE 1 – DESCRIPTION OF BUSINESS

Thenablers, Inc. (“Thenablers, Inc.” or the “Company”) was incorporated in the State of Nevada on November 3, 2017. The Company is an International Business Development organization focused in the development and execution of New Market Strategies for its clients by providing access to distributors and strategic partners for growing their brand and customer base.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP”).  The Company has adopted a December 31 fiscal year end.

Cash and Cash Equivalents

Company considers all cash on hand and in banks, certificates of deposit and other highly-liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

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THENABLERS, INC

Notes to the Financial Statements

For the Six Months Ended June 30, 2018

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition

The Company recognizes revenue in accordance with FASB ASC 606 upon the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. Revenue recognized from contracts with customers is disclosed separately from other sources of revenue.

Stock-Based Compensation

The measurement and recognition of stock - based compensation expense is based on estimated fair values for all share-based awards made to employees and directors, including stock options.

For transactions in which we obtain certain services of employees, directors, and consultants in exchange for an award of equity instruments, we measure the cost of the services based on the grant date fair value of the award. We recognize the cost over the vesting period.

Basic Income (Loss) Per Share

Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of June 30, 2018.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

Subsequent Events

The Company has analyzed the transactions from June 30, 2018 to the date these financial statements were issued for subsequent event disclosure purposes.

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THENABLERS, INC

Notes to the Financial Statements

For the Six Months Ended June 30, 2018

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplates the continuation of the Company as a going concern. The Company had no revenues for the year ended December 31, 2017 but had revenues of $3,381 for the six months ended June 30, 2018. The Company currently has limited working capital and is continuing its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 4 – DUE TO RELATED PARTY

During the period from November 3, 2017 to June 30, 2018, Mr. Panagiotis Lazaretos, the Company’s President and Director, Mr. Panagiotis Tolis, the Company’s Secretary and a Director, Mr. Theofylaktos P. Oikonomou, the Company’s Director and Mr. Eleftherios Kontos the Company’s Director, have periodically advanced the Company funds as unsecured obligations. The funds were used to pay travel and operating expenses of the Company. The obligations bear no interest, have no fixed term and are not evidenced by any written agreement. The amounts due to related parties were $21,268 and $12,390 as of June 30, 2018 and December 31, 2017 respectively.

NOTE 5 – SHORT - TERM LOAN

On May 7, 2018, Thenablers Inc. made a loan to Thenablers Ltd. for $30,000. The loan bears no interest and it must be paid back by June 30th, 2018. This transaction has been made in the context of a formal cooperation between the two companies according to a commission agreement signed on May 7, 2018. The scope of this agreement is that Thenablers Inc. will finance the purchase of a certain amount of inventory produced by an Austrian energy drink manufacturer as well as will assist in the sales and marketing of such products in the region of Greece and Cyprus. Thenablers Inc. will receive a pre-agreed upon commission on every product sold.

Thenablers Ltd asked for an extension in the repayment of the loan and proposed a payment plan for one-third installments of $10,000 each to be paid on July 31th, August 31st and September 30th, 2018 accordingly. The first installment of $10,000 has already been paid on July 31st, 2018.

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THENABLERS, INC

Notes to the Financial Statements

For the Six Months Ended June 30, 2018

NOTE 6– PREPAID EXPENSES

Prepaid expenses consist of amounts paid in advance for items that have not yet occurred as of the end of the period. The balance as of June 30, 2018 and December 31, 2017 is $0. The prepaid expenses as of June 30, 2018 are for professional fees for the transfer agent.

NOTE 7– COMMON STOCK

Issuance of Common Stock

The Company has 200,000,000, $0.0001 par value shares of common stock authorized.

The Company issued 20,000,000 to its founders valued at $2000 ($0.0001 per share).

On January 15, 2018, the Company issued 10,000 shares of common stock to Prodromos Nikolaidis for cash proceeds of $2,000.00 at $0.20 per share.

On January 15, 2018, the Company issued 10,000 shares of common stock to Stavros Nikolaidis for cash proceeds of $2,000.00 at $0.20 per share.

On January 17, 2018, the Company issued 25,000 shares of common stock to Anargyros Vasilakos for cash proceeds of $5,000.00 at $0.20 per share.

On January 18, 2018, the Company issued 10,000 shares of common stock to Alexndros Koukas for cash proceeds of $2,000.00 at $0.20 per share.

On January 29, 2018, the Company issued 15,000 shares of common stock to Georgios Kapaniris for cash proceeds of $3,000.00 at $0.20 per share.

On February 9, 2018, the Company issued 10,000 shares of common stock to Marina Brisimi for cash proceeds of $2,000.00 at $0.20 per share.

On February 9, 2018, the Company issued 10,000 shares of common stock to Evangelos Brisimis for cash proceeds of $2,000.00 at $0.20 per share.

On February 9, 2018, the Company issued 15,000 shares of common stock to Dessislav Krumov Djarkov for cash proceeds of $3,000.00 at $0.20 per share.

On February 12, 2018, the Company issued 50,000 shares of common stock to Athanasios Tolis for cash proceeds of $10,000.00 at $0.20 per share.

On February 14, 2018, the Company issued 10,000 shares of common stock to George Mengos for cash proceeds of $2,000.00 at $0.20 per share.

On February 19, 2018, the Company issued 15,000 shares of common stock to Nektarios Tzortzoglou for cash proceeds of $3,000.00 at $0.20 per share.

On February 19, 2018, the Company issued 10,000 shares of common stock to Vilelmini Fatourou for cash proceeds of $2,000.00 at $0.20 per share.

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THENABLERS, INC

Notes to the Financial Statements

For the Six Months Ended June 30, 2018

NOTE 7 – COMMON STOCK (CONTINUED)

On February 22, 2018, the Company issued 10,000 shares of common stock to Dogan Omer Ozyigit for cash proceeds of $2,000.00 at $0.20 per share.

On February 28, 2018, the Company issued 10,000 shares of common stock to Robert Brown for cash proceeds of $2,000.00 at $0.20 per share.

On March 1, 2018, the Company issued 16,000 shares of common stock to Dragon Ventures Management, Inc. for services rendered of $3,200.00 at fair market value of $0.20 per share.

On March 1, 2018, the Company issued 16,000 shares of common stock to GMPraxis Inc. for services rendered of $3,200.00 at fair market value of $0.20 per share.

On March 1, 2018, the Company issued 16,000 shares of common stock to Field Insights CEE, SRL Inc. for services rendered of $3,200.00 at fair market value of $0.20 per share.

On March 5, 2018, the Company issued 10,000 shares of common stock to First Call Holding Cyprus for cash proceeds of $2,000.00 at $0.20 per share.

On March 5, 2018, the Company issued 11,700 shares of common stock to Efthymia Lioulia for cash proceeds of $2,340.00 at $0.20 per share.

On March 8, 2018, the Company issued 10,000 shares of common stock to Donald Ruan for cash proceeds of $2,000.00 at $0.20 per share.

On March 9, 2018, the Company issued 10,000 shares of common stock to Peter Brown for cash proceeds of $2,000.00 at $0.20 per share.

On March 12, 2018, the Company issued 10,000 shares of common stock to Predica Constanta for cash proceeds of $2,000.00 at $0.20 per share.

On March 23, 2018, the Company issued 10,000 shares of common stock to Patricia Franco for cash proceeds of $2,000.00 at $0.20 per share.

On March 23, 2018, the Company issued 25,000 shares of common stock to Filippo Giacomo for cash proceeds of $5,000.00 at $0.20 per share.

On March 26, 2018, the Company issued 10,000 shares of common stock to Renee Deschaine for cash proceeds of $2,000.00 at $0.20 per share.

On March 28, 2018, the Company issued 12,500 shares of common stock to Konstantinos Piperas for cash proceeds of $2,500.00 at $0.20 per share.

On March 28, 2018, the Company issued 16,000 shares of common stock to CEO Medya Pazarlama Ve Ajans Hizmetleri, Ltd. for services rendered of $3,200.00 at fair market value of $0.20 per share.

On March 30, 2018, the Company issued 10,000 shares of common stock to William Bartels for cash proceeds of $2,000.00 at $0.20 per share.

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THENABLERS, INC

Notes to the Financial Statements

For the Six Months Ended June 30, 2018

NOTE 7 – COMMON STOCK (CONTINUED)

On April 2, 2018, the Company issued 25,000 shares of common stock to Mehmet Metin Yilmaz for cash proceeds of $5,000.00 at $0.20 per share.

On April 3, 2018, the Company issued 10,000 shares of common stock to George Sakoulas for cash proceeds of $2,000.00 at $0.20 per share.

On April 4, 2018, the Company issued 32,000 shares of common stock to Spar PTY Ltd for cash proceeds of $6,400.00 at $0.20 per share.

On April 4, 2018, the Company issued 24,000 shares of common stock to Floor Graphics BG Ltd for cash proceeds of $4,800.00 at $0.20 per share.

On April 10 30, 2018, the Company issued 25,000 shares of common stock to Michael Stefanidis for cash proceeds of $5,000.00 at $0.20 per share.

On April 11, 2018, the Company issued 12,500 shares of common stock to Ilias Bouzalas for cash proceeds of $2,500.00 at $0.20 per share.

On April 23, 2018, the Company issued 10,000 shares of common stock to Kimberly Villani for cash proceeds of $2,000.00 at $0.20 per share.

On April 23, 2018, the Company issued 25,000 shares of common stock to James Daniel Williams for cash proceeds of $5,000.00 at $0.20 per share.

Table of Contents	Index to Financial Statements

THENABLERS, INC

Notes to the Financial Statements

For the Six Months Ended June 30, 2018

NOTE 8 – COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases any real or personal property. Such costs are immaterial to the financial statements and accordingly are not reflected herein. The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

NOTE 9 – INCOME TAXES

Due to the Company’s net loss position, there was no provision for income taxes recorded. As a result of the Company’s losses to date, there exists doubt as to the ultimate realization of the deferred tax assets. Accordingly, a valuation allowance equal to the total deferred tax assets has been recorded.

The components of net deferred tax assets are as follows:

	June 30,	December 31,
	2018	2017

Net operating loss carry-forward	$72,235	$14,390
Less: valuation allowance	(72,235)	(14,390)
Net deferred tax asset	$—	$—

The Company had federal net operating loss carry forwards for tax purposes of approximately $57,845 at June 30, 2018, which may be available to offset future taxable income. Utilization of the net operating loss carry forwards may be subject to substantial annual limitations due to the ownership change limitations provided by Section 381 of the Internal Revenue Code of 1986, as amended. The annual limitation may result in the expiration of net operating loss carry forwards before utilization.

NOTE 10 – SUBSEQUENT EVENT

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to June 30, 2018 through July 31, 2018, the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. We will pay all such expenses.

Securities and Exchange Commission Registration Fee	$32
Audit Fees and Expenses	$13,000
Legal Fees and Expenses	$25,000
Transfer Agent and Registrar Fees and Expenses	$5,000
SEC Filings	$0
Miscellaneous Expenses	$0
Total	$43,000	*
* Estimate Only

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The sole officer and director of the Company is indemnified as provided by the Nevada Revised Statutes. Unless specifically limited by a corporation’s Articles of Incorporation, Nevada law automatically provides directors with immunity from monetary liabilities. The Company’s Articles of Incorporation do not contain any such limiting language. Excepted from that immunity are:

a.	willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director has a material conflict of interest;
b.	a violation of criminal law unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful;
c.	a transaction from which the director derived an improper personal profit; and
d.	willful misconduct.

The Articles of Incorporation provide that the Company will indemnify its officer, director, legal representative, and persons serving at the request of the Company as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise to the fullest extent legally permissible under the laws of the State of Nevada against all expenses, liability and loss (including attorney’s fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by that person as a result of that connection to the Company. This right of indemnification under the Articles is a contract right, which may be enforced in any manner by such person and extends for such persons benefit to all actions undertaken on behalf of the Company.

RECENT SALES OF UNREGISTERED SECURITIES

Please refer to Note 7 of the financial statements for the six month period ended June 30, 2018.

These securities were issued in reliance upon the exemption contained in Section 4(2) of Securities Act of 1933.  These securities were issued to the founders of the Company and bear a restrictive legend. No written agreement was entered into regarding the sale of stock to the Company's founders.

EXHIBITS

Exhibit Number	Description
3.1	Articles of Incorporation of Thenablers, Inc. (1)
3.2	Bylaws of Thenablers, Inc. (1)
5.1	Opinion of Eilers Law Group, P.A., re: the legality of the shares being registered (1)
10.1	Representative Agreement between Thenablers, Inc. and Panagiotis Lazaretos dated March 1, 2018 (2)
10.2	Representative Agreement between Thenablers, Inc. and Sortirios Foutsis dated April 4, 2018 (2)
10.3	Loan Agreement between Thenablers, Inc. and Thenablers Ltd. dated May 7, 2018 (2)
10.4	Consulting Service Agreement between Thenablers,Inc. and Thenablers, Ltd. (Cyprus) dated May 7, 2018
10.5	Consulting Agreement between Global Brands Representatives, UG and Thenablers, Inc.
23.1	Auditor Consent (1)
23.2	Consent of Eilers Law Group, P.A. (included in Exhibit 5.1)(1)

(1)	Filed previously with Form S-1 filed on May 25, 2018
(2)	Filed previously with Form S-1 filed on July 5, 2018

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(a)	Include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)	Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(c)	Include any additional or changed material information on the plan of distribution.

2.	To, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new Registration Statement relating to the securities offered herein, and to treat the offering of such securities at that time to be the initial bona fide offering thereof.

3.	To remove from registration, by means of a post-effective amendment, any of the securities being registered hereby that remain unsold at the termination of the offering.

4.	For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(c)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and,

(d)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our director, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a Registration Statement relating to an offering, other than Registration Statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the New York, New York on the 14th day of August 2018.

Thenablers, Inc.

By:	/s/ Panagiotis Lazaretos
Name:	Panagiotis Lazaretos
Title:	President, Chief Executive Officer, Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Panagiotis Lazaretos, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of Thenablers, Inc. and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Panagiotis Lazaretos Panagiotis Lazaretos	President, Chief Executive Officer, Principal Executive Officer Director	August 14, 2018

Signature	Title	Date

/s/ Panagiotis Tolis Panagiotis Tolis	Chief Financial Officer, Secretary, Principal Financial Officer, Director	August 14, 2018

Signature	Title	Date

/s/ Sotirios Foutsis Sotirios Foutsis	Director	August 14, 2018

Signature	Title	Date

/s/ Theofylaktos Petros Okonomou Theofylaktos Petros Okonomou	Director	August 14, 2018